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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 3, 1998

                         Commission File Number 1-12649

                        AMERICA WEST HOLDINGS CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   86-0847214
                      (I.R.S. Employer Identification No.)

                               51 W. Third Street
                              Tempe, Arizona 85281
                    (Address of principal executive offices)

                                 (602) 693-0800
              (Registrant's telephone number, including area code)

                         Commission File Number 1-10140

                           AMERICA WEST AIRLINES, INC.

             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   86-0418245
                      (I.R.S. Employer Identification No.)


                          4000 E. Sky Harbor Boulevard
                          Phoenix, Arizona 85034-3899
                    (Address of principal executive offices)

                                 (602) 693-0800
              (Registrant's telephone number, including area code)
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ITEM 5.           OTHER EVENTS

         On September 3, 1998, America West Airlines, Inc. (the "Company") reported August 1998 traffic statistics including a passenger load factor of 72.8% versus 74.7% in August 1997. The Company believes its August 1998 traffic results and its July and August 1998 unsatisfactory operational performance, as measured by dispatch reliability and on-time percentage, is in part a result of the protracted and difficult negotiations that the Company has had with the International Brotherhood of Teamsters (the "IBT"), which represents the Company's mechanics. Because of recent trends in the Company's operational performance, the Company has announced that it does not expect to meet third quarter analysts' consensus earnings estimates of 61 cents per share, though it is cautiously optimistic that it will meet last year's third quarter earnings of 40 cents per share.

         On September 21, 1998, the Company announced that it had reached tentative agreement on a five-year contract with the IBT and its Local 104, which will be voted on by union members as soon as practicable. No details of the agreement were announced pending communication with the union's membership.
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         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 1998         AMERICA WEST HOLDINGS CORPORATION
     ----------------------

                                  By:  /s/ W. Douglas Parker
                                       -----------------------------------------
                                       W. Douglas Parker
                                       Senior Vice President and
                                       Chief Financial Officer


                                  AMERICA WEST AIRLINES, INC.

                                  By:  /s/ W. Douglas Parker
                                       -----------------------------------------
                                       W. Douglas Parker
                                       Senior Vice President and
                                       Chief Financial Officer